    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1996


                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             COSTILLA ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                           1311                     75-2658940
 (State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)    Classification Code Number)     Identification No.)

                           --------------------------

                         400 WEST ILLINOIS, SUITE 1000
                              MIDLAND, TEXAS 79701
                                 (915) 683-3092
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                          MICHAEL J. GRELLA, PRESIDENT
                             COSTILLA ENERGY, INC.
                         400 WEST ILLINOIS, SUITE 1000
                              MIDLAND, TEXAS 79701
                                 (915) 683-3092
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

               Richard T. McMillan                                   R. Joel Swanson
         Cotton, Bledsoe, Tighe & Dawson,                         Baker & Botts, L.L.P.
            a Professional Corporation                                910 Louisiana
                500 West Illinois                                  Houston, Texas 77002
                    Suite 300
               Midland, Texas 79701

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES  AMOUNT TO BE   PROPOSED OFFERING   AGGREGATE OFFERING      AMOUNT OF
        TO BE REGISTERED           REGISTERED(1)  PRICE PER SHARE(2)       PRICE(2)        REGISTRATION FEE
Common Stock, $0.10 par value.......$920,000         $12.50              $11,500,000            3,906

(1) Includes an aggregate of 720,000 shares subject to an Underwriters' over-allotment option.
(2) Estimated solely for the purpose of calculating the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    This Registration Statement incorporates by reference the contents of Registration Statement No. 333-08913 and is solely for the purpose of registering additional shares.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee..............................................  $3,966
Miscellaneous.....................................................   1,034
                                                                    ------
      TOTAL.......................................................   5,000
                                                                    ------
                                                                    ------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons, including officers and directors and former officers and directors, and to purchase insurance with respect to liability arising out of their capacity or status as officers and directors. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which officers and directors may be entitled under the corporation's bylaws, any agreement or otherwise. Article IX of the Company's Certificate of Incorporation, included in Exhibit 3.1 hereto, and Article VI of the Company's Bylaws, included in Exhibit 3.2 hereto, provide, in general, that the Company shall indemnify its directors and officers under the circumstances defined in Section 145 of the General Corporation Law of the State of Delaware and gives authority to the Company to purchase insurance with respect to such indemnification. The Company may in the future seek to obtain insurance providing for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

    In addition, Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to limit the liability of its directors subject to certain exceptions. In accordance with Section 102(b)(7), Article VI of the Company's Certificate of Incorporation, included in Exhibit 3.1 hereto, provides, in general, that no director of the Company shall be personally liable for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware or (iv) any transaction from which the director derived an improper personal benefit.

    The Underwriting Agreement provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933 (the "Securities Act").

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    Prior to the consummation of the Offerings, the Company issued an aggregate of 300 shares of Common Stock to Messrs. Liedtke, Grella and Musselman in its initial capitalization, which shares were cancelled in connection with the Corporate Reorganization, and an aggregate of 6,000,000 shares of Common Stock to the four members of the LLC in the merger of the LLC with and into the Company. Such shares were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) thereof.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

 EXHIBIT
  NUMBER                                    DESCRIPTION OF EXHIBIT
----------  --------------------------------------------------------------------------------------
      5.1   Letter Regarding Change of Accountants
     23.1   Consent of KPMG Peat Marwick LLP
     23.2   Consent of Williamson Petroleum Consultants, Inc.
     23.3   Consent of Elms, Faris & Co., P.C.
     24.1   Power of Attorney
     24.2   Certified copy of resolution of Board of Directors of Costilla Energy, Inc.  authorizing signature pursuant to Power of Attorney

    (b) Financial Statement Schedules.

ITEM 17.  UNDERTAKINGS
    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, (i) the information omitted from the Prospectus filed as part of this Registration Statement in reliance upon Rule 430A under the Securities Act and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registrant Statement as of the time it was declared effective and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized in the City of Houston, State of Texas, on October 8, 1996.


                                          COSTILLA ENERGY, INC.
                                          (Registrant)

                                          By:                  *

                                             -----------------------------------
                                                      Michael J. Grella
                                                PRESIDENT AND CHIEF OPERATING
                                                           OFFICER


    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



             SIGNATURE                         TITLE                  DATE
-----------------------------------  -------------------------  ----------------

                     *               Chairman of the Board,
-----------------------------------   Chief Executive Officer   October 8, 1996
         Cadell S. Liedtke            and Director

                     *               President, Chief
-----------------------------------   Operating Officer and     October 8, 1996
         Michael J. Grella            Director

                     *
-----------------------------------  Executive Vice President   October 8, 1996
        Henry G. Musselman            and Director

         /s/ BOBBY W. PAGE           Senior Vice Present,
-----------------------------------   Treasurer and Chief       October 8, 1996
           Bobby W. Page              Financial Officer

                     *
-----------------------------------  Director                   October 8, 1996
         Jerry J. Langdon

                     *
-----------------------------------  Director                   October 8, 1996
           W.D. Kennedy

*By:           /s/ BOBBY W. PAGE
-----------------------------------
           Bobby W. Page
         ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 EXHIBIT                                                                                               SEQUENTIALLY
  NUMBER                                     DESCRIPTION OF EXHIBIT                                    NUMBERED PAGE
----------  ----------------------------------------------------------------------------------------  ---------------
      5.1   Letter Regarding Change of Accountants
     23.1   Consent of KPMG Peat Marwick LLP
     23.2   Consent of Williamson Petroleum Consultants, Inc.
     23.3   Consent of Elms, Faris & Co., P.C.
     24.1   Power of Attorney
     24.2   Certified copy of resolution of Board of Directors of Costilla Energy, Inc.  authorizing signature pursuant to Power of Attorney